Exhibit 99.1

Jabil Provides COVID-19 Business Update

ST. PETERSBURG, Fla. – February 25, 2020 – Today, Jabil Inc. (NYSE: JBL) announced, the COVID-19 outbreak will negatively impact the second quarter of fiscal year 2020, relative to the guidance provided on December 17, 2019.

“Our first priority is the overall safety of our people. To this end, we’ve instituted broad testing and quarantine protocols to support those who are on-site at our factories. In addition, we remain in close contact with our employees who’ve been unable to return to work due to on-going travel restrictions,” said CEO Mark Mondello.

“After a stronger than anticipated start to the fiscal quarter, we’re now in a position to ‘read and react’ to this very dynamic labor and supply chain situation. The actions taken by our teams have been admirable, to say the least. As we sit today, our factories, which have been adversely impacted by the virus, are now running at roughly 65-70 percent capacity, while overall product demand remains largely as we anticipated at the beginning of the quarter. We’ll provide updated information during our Q2 earnings call, currently planned for mid-March. In the meantime, we are intensely focused on the well-being of our employees, as we work diligently to clear down product backlog, while serving our many customers,” continued Mondello.

Forward Looking Statements: This release contains forward-looking statements, including those regarding our guidance for future financial performance in our second quarter and full fiscal year 2020. The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: the scope and duration of the COVID-19 outbreak and its impact on our sites, customers, and supply chain; managing growth effectively; our dependence on a limited number of customers; competitive challenges affecting our customers; managing rapid declines in customer demand and other related customer challenges that may occur; changes in technology; the occurrence of, success and expected financial results from, product ramps; competition; our ability to maintain and improve costs, quality and delivery for our customers; retaining key personnel; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks associated with international sales and operations; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; performance in the markets in which we operate; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2019 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

About Jabil: Jabil (NYSE: JBL) is a manufacturing solutions provider that delivers comprehensive design, manufacturing, supply chain and product management services. Leveraging the power of over 200,000 people across 100 sites strategically located around the world, Jabil simplifies complexity and delivers value in a broad range of industries, enabling innovation, growth and customer success. For more information, visit jabil.com

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 803-5772

Adam_Berry@jabil.com

Media Contact

Michelle Smith

Vice President, Corporate Communications

(727) 803-3534

Michelle_Smith@jabil.com